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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20459

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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COMPUCREDIT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2003

Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 2003 Annual Meeting of Shareholders of CompuCredit Corporation, which will be held at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia, on Tuesday, May 6, 2003, commencing at 10:00 a.m., eastern standard time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

        Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxycard and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the meeting. Returning the proxycard does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

David G. Hanna Chief Executive Officer

COMPUCREDIT CORPORATION
245 Perimeter Center Parkway, Suite 600
Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 6, 2003

        Notice is hereby given that the Annual Meeting of Shareholders of CompuCredit Corporation, a Georgia corporation, will be held on Tuesday, May 6, 2003, at 10:00 a.m., eastern standard time, at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia for the following purposes:

  1.
  To elect eight directors for terms expiring at the 2004 annual meeting of shareholders; and

  2.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 17, 2003, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such shareholders will be maintained at CompuCredit's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by shareholders for any purpose germane to the meeting during ordinary business hours. Please mark, sign and date the enclosed proxycard and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

Rohit H. Kirpalani Secretary

Atlanta, Georgia
April 3, 2003

IMPORTANT

        Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxycard and return it in the envelope provided. In the event you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

COMPUCREDIT CORPORATION
245 Perimeter Center Parkway, Suite 600
Atlanta, Georgia 30346
(770) 206-6200

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2003

GENERAL INFORMATION

        The Board of Directors of CompuCredit Corporation, a Georgia corporation, is furnishing this Proxy Statement to the holders of its Common Stock, Series A Preferred Stock and Series B Preferred Stock, in connection with its solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the Crowne Plaza Ravinia Hotel, 4355 Ashford Dunwoody Road, Atlanta, Georgia, at 10:00 a.m., eastern standard time, on Tuesday, May 6, 2003, and at any and all adjournments thereof.

        A proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later dated proxy, by delivering written notice of the revocation of the proxy to the Secretary of CompuCredit prior to the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the shareholder's directions if the proxycard is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted "FOR" the election of the director nominees recommended by the Board of Directors, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

        CompuCredit will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of CompuCredit, in person or by telephone, telegraph, e-mail or facsimile transmission. CompuCredit also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing and returning the enclosed proxycard will help to avoid additional expense.

        This Proxy Statement and the enclosed proxycard are first being mailed to shareholders on or about April 3, 2003. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with the Securities and Exchange Commission, is being mailed with this Proxy Statement.

Voting Rights

        CompuCredit has three classes of voting securities outstanding: Common Stock, Series A Preferred Stock and Series B Preferred Stock. The close of business on March 17, 2003, has been fixed as the record date (the "Record Date") for the determination of shareholders of CompuCredit entitled to notice of, and to vote at, the 2003 Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, CompuCredit had outstanding 45,976,265 shares of its Common Stock, 30,000 shares of Series A Preferred Stock (which were convertible into 3,713,407 shares of Common Stock as of the Record Date) and 10,000 shares of Series B Preferred Stock (which were convertible into 1,237,357 shares of Common Stock as of the Record Date).

  Common Stock

        Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to the CompuCredit shareholders other than the election of the director to be elected by the holders of the Series A Preferred Stock (the "Series A Director") and votes relating to Material Corporate Transactions (as defined below) unless they otherwise are entitled to vote on such matters. The holders of Common Stock, except as discussed below, vote as a single class with the holders of the Series A Preferred Stock and the Series B Preferred Stock.

  Series A Preferred Stock

        In general, each outstanding share of Series A Preferred Stock entitles the holder to that number of votes equal to the number of shares of Common Stock into which the holder's shares of Series A Preferred Stock could be converted as of the Record Date, subject (solely for purposes of determining the number of votes) to a floor on the conversion price of $9.01 per share. As of the Record Date, the conversion price was $9.14, entitling each share to approximately 109.41 votes.

        The holders of the Series A Preferred Stock are entitled to elect one Series A Director to serve on the Board of Directors as long as either (i) J.P. Morgan Corsair II Capital Partners, L.P. and J.P. Morgan Capital, L.P. (the "Corsair Partners") hold 20% of the shares of Series A Preferred Stock originally issued to them in December 2002 or (ii) the Corsair Partners beneficially own 5% or more of the total outstanding Common Stock. As of the Record Date, both conditions were met. The Series A Director is elected by the affirmative vote of a plurality of the total number of shares of Series A Preferred Stock. At the Annual Meeting, the holders of Series A Preferred Stock are expected to vote their respective shares of Series A Preferred Stock to elect Nicholas B. Paumgarten as the Series A Director.

  Series B Preferred Stock

        In general, each outstanding share of Series B Preferred Stock entitles the holder to that number of votes equal to the number of shares of Common Stock into which the holder's shares of Series B Preferred Stock could be converted as of the Record Date, subject (solely for purposes of determining the number of votes) to a floor on the conversion price of $9.01 per share. As of the Record Date the conversion price was $9.14, entitling each share to approximately 109.41 votes.

  Material Corporate Transactions

        The affirmative vote of a majority of the holders of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, each voting as a separate class, is required before CompuCredit can engage in certain transactions ("Material Corporate Transactions"). Material Corporate Transactions generally include (i) any amendment to the charter or by-laws of CompuCredit that would materially and adversely affect the relative rights of the holders of Series A Preferred Stock and Series B Preferred Stock (other than in connection with a change of control as contemplated by the terms of the Series A Preferred Stock and Series B Preferred Stock); (ii) the issuance of any additional preferred or capital stock that is senior to or on parity with the Series A Preferred Stock and Series B Preferred Stock, provided that CompuCredit may issue up to $10,000,000 worth of securities that are on parity with the Series A Preferred Stock and Series B Preferred Stock without the approval of the holders of Series A Preferred Stock and Series B Preferred Stock; (iii) engaging in a merger, sale of assets or other similar corporate transaction that has a material adverse effect on the holders of Series A Preferred Stock and Series B Preferred Stock (other than in connection with a change of control as contemplated by the terms of the Series A Preferred Stock and Series B Preferred Stock); or (iv) the redemption for cash of any securities that are on parity with or junior to the Series A Preferred Stock and Series B Preferred Stock. The vote of the holders of Series A Preferred Stock and Series B

Preferred Stock in connection with a Material Corporate Transaction described above is subject to various conditions and exceptions described more fully in the rights, preferences and terms of the Series A Preferred Stock and Series B Preferred Stock contained in CompuCredit's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2001.

Quorum and Voting Requirements

        For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of votes entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Abstentions will be treated as present for purposes of determining a quorum. "Broker non-votes" will not be entitled to vote at the meeting and, therefore, will not be counted as present for quorum purposes. "Broker non-votes" are votes that brokers holding shares of record for their customers (i.e., in "street name") are not permitted to cast under applicable stock exchange regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals, and, therefore, the brokers have advised CompuCredit that they lack voting authority.

        With regard to Proposal One (Election of Directors) votes may be cast for the nominees or may be withheld. The election of directors requires a plurality of the votes cast on Proposal One. Votes that are withheld, abstentions and broker non-votes will have no effect on the outcome of Proposal One.

PROPOSAL ONE:
ELECTION OF DIRECTORS

        Action will be taken at the Annual Meeting for the election of eight directors, to be elected by the holders of the Common Stock, Series A Preferred Stock and Series B Preferred Stock, voting as a single class. In addition to voting on the eight directors to be elected at the Annual Meeting, the holders of the Series A Preferred Stock are entitled to separately elect one Series A Director to serve on the Board of Directors. Each director elected at the Annual Meeting, including the Series A Director, will serve until the 2004 Annual Meeting and until his or her successor is elected and qualified. Proxies can be voted for only eight nominees. Following the election there will be one vacancy on the Board of Directors. It is the Board of Directors' intent to fill that vacancy with a qualified candidate in the future.

        The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of Directors of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies "FOR" such substitute nominees.

        The name, age, principal occupation for the last five years, selected biographical information and period of service as a director of CompuCredit of the nominees for election as directors are set forth below.

  Series A Director

        At the Annual Meeting, the holders of Series A Preferred Stock are expected to re-elect Nicholas B. Paumgarten to serve as the Series A Director.

        Nicholas B. Paumgarten, Age 57. Mr. Paumgarten was appointed to the Board of Directors by the holders of the Series A Preferred Stock on December 19, 2001, upon the issuance of the Series A Preferred Stock. Mr. Paumgarten is a Managing Director of J.P. Morgan Chase & Co. Since he joined J.P. Morgan in 1992, he has headed the Financial Institutions Group and the Mergers and Acquisitions Group for the Americas. Mr. Paumgarten is also chairman of J.P. Morgan Corsair II Capital Partners

L.P., a $1 billion investment partnership, and has been the chairman of previous Corsair investment partnerships. Mr. Paumgarten received a BA in history from the University of Pennsylvania in 1967 and an MBA from Columbia University in 1971. Mr. Paumgarten is also a director of The E.W. Scripps Company.

  Nominees for Director

        David G. Hanna, Age 38, Chairman of the Board. Mr. Hanna has been the Chief Executive Officer of CompuCredit since its formation in 1996 and has been the Chairman of the Board since the Company's initial public offering in April 1999. Mr. Hanna has been in the credit industry for over thirteen years. Since 1992, Mr. Hanna has served as President and a director of HBR Capital, Ltd., an investment management company. In 1989, prior to forming CompuCredit, Mr. Hanna co-founded and served as President of Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable. Until Account Portfolios was sold in 1995, it used proprietary scoring models to analyze portfolio acquisitions as well as the portfolios that Account Portfolios had purchased. From 1988 to 1992, Mr. Hanna was President of the Government Division of Nationwide Credit, where he managed and directed division operations, planning, strategy and sales, including collection performance, adherence to contractual requirements and government marketing. He served as Commercial Loan Officer at Citizens & Southern National Bank prior to joining Nationwide Credit. Mr. Hanna has a BBA in Finance from the University of Georgia. Mr. Hanna is the brother of Frank J. Hanna, III, who is a director.

        Richard W. Gilbert, Age 49. Mr. Gilbert has been the Chief Operating Officer of CompuCredit since its formation in 1996, became a director upon consummation of the Company's initial public offering in April 1999, and was named Vice Chairman of CompuCredit in October, 2000. Mr. Gilbert has over 24 years' experience in the consumer credit industry. From 1995 until 1997, Mr. Gilbert was employed by HBR Capital, an investment management company, as Chief Operating Officer of The American Education Fund, L.P. From 1990 until 1995, he was employed by Equifax, initially as Chief Operating Officer of its collection division and subsequently as General Manager of Strategic Client Services. From 1979 until Nationwide Credit was sold in 1990, Mr. Gilbert served in various positions with Nationwide Credit, including as Vice President of Operations, Vice President of Development and Vice President of Marketing and as President of Financial Health Services, a division of Nationwide Credit. Mr. Gilbert earned his JD degree, cum laude, from John Marshall Law School and completed his undergraduate work at Berry College. He is a member of the Georgia Bar Association.

        Frank J. Hanna, III, Age 41. Mr. Hanna became a director upon consummation of the Company's initial public offering in April 1999. Since 1992, Mr. Hanna has served as Chief Executive Officer of HBR Capital, an investment management company. In 1989, Mr. Hanna co-founded and served as Chief Executive Officer of Account Portfolios, a purchaser and manager of portfolios of non-performing loans and accounts receivable. From 1988 to 1990, Mr. Hanna was Group Vice President, Finance and Administration for Nationwide Credit. Prior to joining Nationwide Credit, Mr. Hanna practiced corporate law in Atlanta. Mr. Hanna earned his JD degree, cum laude, and a BBA in Finance as a first honor graduate from the University of Georgia. Mr. Hanna is the brother of David G. Hanna, the Chief Executive Officer and Chairman of the Board of CompuCredit.

        Richard R. House, Jr., Age 39. Mr. House was named President of CompuCredit in October 2000 and became a director in May 2002. Mr. House served as Chief Credit Officer from the time he joined CompuCredit in April 1997 until being named President. Mr. House has over 16 years' experience in the consumer credit industry. From 1993 until 1997, Mr. House managed and directed Equifax's Decision Solutions division and Equifax's quantitative analysis and modeling group. Prior to joining Equifax in 1991, he was employed by the JC Penney Company, where he held various positions in credit operations and credit policy. Mr. House earned a BA in Economics from the Georgia Institute of Technology and an MA in Economics from Southern Methodist University.

        Gregory J. Corona, Age 48. Mr. Corona became a director in August 2002. Since 2001, Mr. Corona has been a Principal and the Chief Financial Officer of Paladin General Holdings, LLC, the general partner of Paladin Capital Partners Fund, L.P., and Paladin Homeland Security Holdings, LLC, the general partner of Paladin Homeland Security Fund, L.P. From 2000 to 2001, he served as Senior Vice President and Chief Financial Officer of enfoTrust Networks, an information technology company. From 1994 to 2000, Mr. Corona was the President, Chief Executive Officer and Chief Operating Officer of International Voyager Media and its successor entities ABARTA Media and On Board Media Specialty Publishing, publishers of travel publications and related media. From 1993 to 1994, he served as the President and Chief Executive Officer of Spectrum Holdings Group, a sports related media company. Mr. Corona is a director of ebank Financial Services, a publicly held bank holding company, Digital Evolution, a web services company, and enfoTrust Networks. Mr. Corona received a BA in Finance from Michigan State University and an MBA from University of Detroit.

        Deal W. Hudson, Age 53. Dr. Hudson became a director in August 2002. Since 1995, Dr. Hudson has been publisher and editor of the Morley Publishing Group, Inc. in Washington, D.C. From 1989 to 1995, he served as Associate Professor of Philosophy at Fordham University in Bronx, New York. Between 1980 and 1989, Dr. Hudson served as Associate Professor of Philosophy at Mercer University in Atlanta, Georgia. Dr. Hudson received a Ph.D. from Emory University, a Master's of Divinity from Princeton Theological Seminary, and a BA from the University of Texas-Austin.

        Mack F. Mattingly, Age 72. Senator Mattingly became a director upon consummation of the Company's initial public offering in April 1999. Senator Mattingly is currently a self-employed entrepreneur, speaker and author. From 1992 until March 1993, he served as United States Ambassador to the Republic of Seychelles. From 1987 to 1990, Senator Mattingly served as the Assistant Secretary General for Defense Support at NATO Headquarters in Belgium. In 1981, he was elected to the United States Senate from the State of Georgia, where he served until 1987.

        Thomas G. Rosencrants, Age 53. Mr. Rosencrants became a director in June 1999. Since 1997, Mr. Rosencrants has been the Chairman and Chief Executive Officer of Greystone Capital Group, LLC, the general partner of Greystone Capital Partners I, L.P. Mr. Rosencrants is a Chartered Financial Analyst who earned a BA degree from the University of Dayton and an MBA, with honors, from Roosevelt University in Chicago.

The Board of Directors recommends a vote "FOR"
the nominees listed in Proposal One for election to the Board of Directors.

ADDITIONAL INFORMATION

Executive Officers of CompuCredit

        The executive officers of CompuCredit are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of CompuCredit.

David G. Hanna	38	Chief Executive Officer and Chairman of the Board
Richard W. Gilbert	49	Chief Operating Officer, Vice Chairman and Director
Richard R. House, Jr.	39	President and Director
J.Paul Whitehead, III	41	Chief Financial Officer

        David G. Hanna, Chief Executive Officer and Chairman of the Board. Mr. Hanna has been the Chief Executive Officer of CompuCredit since its formation in 1996 and has been the Chairman of the Board since its initial public offering in April 1999. Mr. Hanna was President of CompuCredit from its formation in 1996 until October 2000. For biographical information concerning Mr. Hanna, see "Proposal One: Election of Directors."

        Richard W. Gilbert, Chief Operating Officer, Vice Chairman and Director. Mr. Gilbert has been the Chief Operating Officer of CompuCredit since its formation in 1996, became a director upon consummation of its initial public offering in April 1999, and was named Vice Chairman of CompuCredit in October 2000. For biographical information concerning Mr. Gilbert, see "Proposal One: Election of Directors."

        Richard R. House, Jr., President and Director. Mr. House was named President of CompuCredit in October 2000, served as Chief Credit Officer from the time he joined CompuCredit in April 1997 until January 2002, and became a director in May 2001. For biographical information concerning Mr. House, see "Proposal One: Election of Directors."

        J.Paul Whitehead, III, Chief Financial Officer. Mr. Whitehead was elected Chief Financial Officer in October 2002. Mr. Whitehead has approximately 20 years of experience in financial, accounting, auditing, and tax related matters. From November 2001 through September 2002 and, prior to that, from August 1995 through August 1999, Mr. Whitehead was a partner with Ernst & Young LLP. From September 1999 through October 2001, he served as Chief Financial Officer and Chief Operating Officer of ZapMedia, Inc., and from April 1991 through July 1995, he served as a political appointee to the United States Department of the Treasury. Mr. Whitehead earned an MS in Taxation from Georgetown University and graduated, magna cum laude, with a BBA in Accounting from the University of Georgia.

Committees and Meetings of the Board of Directors

        The following details regarding meetings of the Board of Directors and the Board's committees include meetings held during CompuCredit's fiscal year ended December 31, 2002.

        During the fiscal year ended December 31, 2002, the Board of Directors of CompuCredit met 7 times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and each of the committees on which such director served during that period.

        CompuCredit's Board of Directors currently has three committees: an Audit Committee, a Compensation Committee, and a Finance Committee. The principal functions of these committees and the names of the directors currently serving as members of such committees are set forth below.

        Audit Committee.    The Audit Committee, among other things, makes recommendations to the Board of Directors concerning the engagement of independent public accountants, monitors and reviews the quality and activities of CompuCredit's internal audit function and those of its independent auditors, and monitors the adequacy of CompuCredit's operating and internal controls as reported by management and the independent or internal auditors. The Audit Committee met 10 times during 2002. The current members of the Audit Committee are Thomas G. Rosencrants, Deal W. Hudson, and Gregory J. Corona.

        Compensation Committee.    The Compensation Committee, among other things, reviews salaries, benefits and other compensation of directors, officers and other employees of CompuCredit and makes recommendations to the Board of Directors concerning such matters. The current members of the Compensation Committee are Mack F. Mattingly, Thomas G. Rosencrants and Nicholas B. Paumgarten. The Compensation Committee met 5 times during 2002.

        Finance Committee.    The Finance Committee was established in 2001 in order to more efficiently obtain the advice of a cross-section of CompuCredit's directors with respect to the financing alternatives available to CompuCredit. The sole current member of the Finance Committee is Thomas G. Rosencrants. The Finance Committee did not meet during 2002.

Auditors

        The Audit Committee has selected BDO Seidman, LLP, independent auditors, to serve as the Company's principal accounting firm for the fiscal year ending December 31, 2003. CompuCredit first engaged BDO Seidman, LLP on April 17, 2002, on the recommendation of the Audit Committee, and it has served as the Company's principal accounting firm since that date. A representative of BDO Seidman is expected to be present at the meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he desires to do so. Approval of our accounting firm is not a matter required to be submitted to the shareholders.

        On March 12, 2002, Ernst & Young LLP advised CompuCredit's audit committee that, following completion of its audit of CompuCredit's financial statements as of, and for the year ended, December 31, 2001, it would resign as CompuCredit's independent auditors. Ernst & Young's reports on CompuCredit's financial statements for the years ended December 31, 2001, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the fiscal years ended December 31, 2000 and 2001, and the subsequent interim period ended March 20, 2002, there were no disagreements between CompuCredit and Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except as follows:

          (A) CompuCredit generally finances its credit card receivables through securitizations. In the fourth quarter of 2001, CompuCredit sold two subordinate interests in its securitizations for net proceeds of approximately $26 million. The aggregate "face" amount of these two interests was approximately $36 million. CompuCredit expected to amortize the discount as interest expense over the remaining life of the securitizations. During its audit of 2001, Ernst & Young indicated that CompuCredit should record the discount as a loss upon the sale of the interests in accordance with FASB Statement No. 140. Based upon its review of applicable accounting literature, a complete review of the facts and circumstances surrounding the transactions, and extensive discussions with Ernst & Young, CompuCredit agrees with the accounting treatment proposed by Ernst & Young, and CompuCredit's 2001 financial statements reflect that treatment.

          (B) During its audit of 2001, Ernst & Young advised CompuCredit that the sale during the fourth quarter of 2001 of the two subordinated interests at a discount required CompuCredit to adjust the market interest rate utilized by CompuCredit to value all of its retained interests in the securitizations as of December 31, 2001. Based upon its review of applicable accounting literature, a complete review of the facts and circumstances surrounding the transactions, and extensive discussions with Ernst & Young, CompuCredit agreed that the discount rate utilized to value the retained interests should be changed.

        With respect to both of these matters, CompuCredit's Audit Committee discussed the underlying substantive issues with Ernst & Young, and Ernst & Young has been authorized to respond fully to inquiries of any successor auditor concerning these matters.

REPORT OF AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of CompuCredit's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

        The Audit Committee of the Board of Directors is composed of three directors and operates under a written charter adopted by the Board of Directors. The members of the Committee meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Management is responsible for CompuCredit's internal controls, financial reporting process and compliance with the laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of CompuCredit's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to report its findings to the Board of Directors. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that CompuCredit's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        CompuCredit's independent auditors also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of

Directors include the audited consolidated financial statements in CompuCredit's Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

        Audit Fees.    The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of CompuCredit's annual financial statements for fiscal year 2002 and the review of the financial statements included in CompuCredit's Forms 10-Q for such fiscal year were $441,440.

        Financial Information Systems Design and Implementation Fees.    There were no fees billed by BDO Seidman, LLP for professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X for fiscal year 2002.

        All Other Fees.    The aggregate fees billed by BDO Seidman, LLP for professional services rendered other than as stated under the captions Audit Fees and Financial Information Systems Design and Implementation Fees above were $181,156. These include fees paid in connection with accounting guidance, 401(k) audit work, tax services, and agreed upon procedures as required by our securitization investors and trustees. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of BDO Seidman, LLP.

        The foregoing has been furnished by the Audit Committee of CompuCredit's Board of Directors.

Thomas G. Rosencrants, Chairman
Deal W. Hudson
Gregory J. Corona

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        Notwithstanding anything to the contrary set forth in any of CompuCredit's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings.

        The Compensation Committee establishes and regularly reviews executive compensation levels and policies. The following is the Compensation Committee's report to the shareholders of CompuCredit with respect to the compensation of CompuCredit's executive officers and the resulting actions taken by CompuCredit for the fiscal year ended December 31, 2002.

Compensation Philosophy

        CompuCredit's approach to compensation of its executive officers is different from the approach of most public corporations. CompuCredit believes that the significant security holdings of certain of its executive officers serve as the most effective incentive for their individual performance and their commitment to increasing shareholder value. Compensation for executives is based on the principles that compensation must (a) provide a strong incentive for executives to achieve CompuCredit's goals, (b) reward executives with equity interest in CompuCredit and align their interests with shareholder interests to build shareholder value, and (c) attract and retain key executives critical to CompuCredit's long-term success.

Elements of Executive Compensation

        CompuCredit believes that executive compensation should be competitive with other companies in the financial services sector and other credit card companies. In order to align the competitiveness of CompuCredit's total compensation package and achieve the appropriate compensation mix, the Compensation Committee made certain adjustments to short-term and long-term incentive elements of compensation in the last year.

        The Compensation Committee considers several factors in determining the annual salary of each of the executive officers. Factors considered by the Compensation Committee are typically subjective, such as its consideration of the level of equity interest in CompuCredit held by each executive officer, its evaluation of each executive officer's performance, its assessment of the executive officer's value to the organization and any planned change in functional responsibilities of the executive officer.

        In addition to annual cash compensation, the Compensation Committee awarded stock options in 2002 to two of its executive officers. The Compensation Committee believes that option grants align executive salaries with the creation of shareholder value because the executive will only benefit if CompuCredit's Common Stock price increases above the option exercise price. Options are generally subject to vesting schedules and require that the executive remain employed by CompuCredit until the time of vesting. These options are intended to motivate executives to improve the long-term performance of CompuCredit's Common Stock. In establishing guidelines for the size of stock option awards, the Compensation Committee considers the level of responsibility of the executive officer, the achievement of his or her plan objectives and his or her ability to implement key strategies.

Compensation of the Chief Executive Officer

        Consistent with CompuCredit's compensation philosophy, Mr. Hanna's security holdings represent the predominant portion of his total compensation package. Mr. Hanna received an annual salary of $50,000 for the year ended December 31, 2002, which is equal to his annual salary for the year ended December 31, 2001.

Deductibility of Compensation Expenses

        Section 162(m) of the Internal Revenue Code of 1986 generally limits the tax deductibility by CompuCredit for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it qualifies as "performance-based" compensation. To qualify as "performance-based," compensation payments must satisfy certain conditions, including limitations on the discretion of the Compensation Committee in determining the amounts of such compensation. It is CompuCredit's current policy that all compensation paid to its executive officers be deductible under Section 162(m) of the Internal Revenue Code.

        The foregoing has been furnished by the Compensation Committee of CompuCredit's Board of Directors.

Mack F. Mattingly, Chairman
Nicholas B. Paumgarten
Thomas G. Rosencrants

PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on CompuCredit's Common Stock since April 22, 1999 (the time of CompuCredit's initial public offering), with the cumulative return for the Russell 2000 Index and the Nasdaq Financial Stocks Index over the same period, assuming the investment of $100 on April 22, 1999, and reinvestment of all dividends. CompuCredit has not paid dividends since its initial public offering.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

        The following table sets forth information concerning the annual compensation earned by CompuCredit's Chief Executive Officer and CompuCredit's other executive officers whose annual salary and bonus during the 2002 fiscal year exceeded $100,000 (the "Named Executive Officers"). This approach to compensation, combined with the Named Executive Officers' existing stock ownership, is intended to provide an incentive for these individuals to focus on the appreciation of the value of the Common Stock. For each executive officer's existing stock ownership as of a recent date, see "Security Ownership of Certain Beneficial Owners and Management."

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)	Securities Underlying Options/SARS
David G. Hanna Chief Executive Officer and Chairman of the Board	2002 2001 2000	$50,000 50,000 50,000	$	— — —	$750 750 750	— — —
Richard W. Gilbert Vice Chairman and Chief Operating Officer	2002 2001 2000	$175,000 175,000 175,000	$	— — —	$2,625 2,625 2,625	— — —
Richard R. House, Jr. President	2002 2001 2000	$400,000 400,000 239,000		$200,000 — —	$2,500 2,500 2,625	275,000 — 700,000	(2)
Ashley L. Johnson Former Chief Financial Officer	2002 2001 2000	$200,000 195,000 140,000		$100,000 — —	$3,000 2,925 2,100	— — —

(1)
Reflects CompuCredit's matching contributions to the CompuCredit Corporation 401(k) Plan.

(2)
In February 2002, the Company and Mr. House agreed to terminate these options.

OPTION GRANTS TABLE

        The following table sets forth certain information regarding the grant of stock options during the 2002 fiscal year to Named Executive Officers and the value of such options held by such persons at the end of the 2002 fiscal year.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
David G. Hanna	—	—	—	—	—	—
Richard W. Gilbert	—	—	—	—	—	—
Richard R. House, Jr.(2)	275,000	23.4%	$5.13	11/12/2007	$389,764	$861,277
Ashley L. Johnson(3)	—	—	—	—	—	—

(1)
Based on actual option term and annual compounding. These amounts are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to the rules of the Securities and Exchange Commission. They assume the value of CompuCredit's Common Stock appreciates 5% or 10% each year, compounded annually, for the life of each option. They are not intended to forecast appreciation, if any, of such stock price or to establish a present value of options.

(2)
The options will vest on the third anniversary of the date of the grant.

(3)
Ashley L. Johnson is the former Chief Financial Officer of CompuCredit. Ms. Johnson resigned from her position as Chief Financial Officer in October 2002.

        None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2002.

Director Compensation

        During the fiscal year ended December 31, 2002, CompuCredit paid non-employee directors who are not holders of 5% or more of its issued and outstanding Common Stock a fee of $2,500 for each board meeting attended, $500 for participation in telephonic board meetings, and $500 for each committee meeting attended (provided, such committee meeting was not held on the same day as a board meeting).

        As of January 1, 2003, CompuCredit will pay non-employee directors who are not holders of 5% of more of its issued and outstanding Common Stock a fee of $2,500 for each board meeting attended (including telephonic attendance) and $1,000 for each committee meeting attended (including telephonic attendance) regardless of whether such committee meeting is held on the same day as a meeting of the full Board of Directors. As of January 1, 2003, in addition to the fees paid to non-employee directors for attendance at board and committee meetings, the Company will pay each non- employee, independent director an annual fee of $10,000 in consideration of his or her service as a director of the Company.

        All non-employee directors, including the Series A Director, received an option to purchase 5,000 shares of Common Stock on February 22, 2002, and are eligible to participate in the 2000 Stock Option Plan. Deal W. Hudson and Gregory J. Corona were each granted options to purchase 5,000 shares of Common Stock on October 30, 2002. All directors are reimbursed for expenses incurred to attend the meetings of the Board of Directors or committees thereof.

        CompuCredit does not currently provide employee directors with any additional compensation, including grants of stock options, for their service on the Board of Directors, except for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors.

Named Executive Officer Employment Agreements

        CompuCredit has entered into an Employment Agreement with each of its Named Executive Officers for an initial term of three years, which automatically renews for an indefinite period on an "at will" basis, unless either party gives notice of termination. Each agreement requires the employee to devote substantially all of his or her business efforts toward performing the services delegated to him or her by CompuCredit's Chief Executive Officer and includes provisions protecting the confidentiality of CompuCredit's proprietary information and transferring and assigning to CompuCredit specified work product.

        David G. Hanna.    Pursuant to the Employment Agreement with David G. Hanna dated March 15, 2001, Mr. Hanna shall serve as Chief Executive Officer of CompuCredit and shall be entitled to receive an annual base salary of $50,000. In the event Mr. Hanna's employment is terminated due to his death or disability or for "cause" prior to the end of the initial three-year term of the agreement, Mr. Hanna will be entitled to receive any salary already earned. If Mr. Hanna is terminated without cause, he is entitled to receive his compensation through the initial three-year term. No other severance or other benefits will be paid by CompuCredit to Mr. Hanna upon his termination of employment.

        Richard W. Gilbert.    Pursuant to the Employment Agreement with Richard W. Gilbert dated March 15, 2001, Mr. Gilbert shall serve as Chief Operating Officer of CompuCredit and shall be entitled to receive an annual base salary of $175,000. In the event Mr. Gilbert's employment is terminated due to his death or disability or for "cause" prior to the end of the initial three-year term of the agreement, Mr. Gilbert will be entitled to receive any salary already earned. If Mr. Gilbert is terminated without cause, he is entitled to receive his compensation through the initial three-year term. No other severance or other benefits will be paid by CompuCredit to Mr. Gilbert upon his termination of employment.

        Richard R. House, Jr.    Pursuant to the Amended and Restated Employment Agreement with Richard R. House, Jr. dated October 11, 2000, Mr. House shall serve as President of CompuCredit. Mr. House is entitled to receive an annual base salary of $400,000 and a performance-based annual bonus as determined by the Board of Directors. In the event Mr. House's employment is terminated due to his death or disability or for "cause" prior to the end of the initial three-year term of the agreement, Mr. House will be entitled to receive any salary already earned and a prorated bonus. If Mr. House is terminated without cause, he is entitled to receive his compensation through the initial three-year term. No other severance or other benefits will be paid by CompuCredit to Mr. House upon his termination of employment.

        Ashley L. Johnson.    Ashley L. Johnson is the former Chief Financial Officer of CompuCredit. She resigned from her position as Chief Financial Officer in October 2002. Pursuant to the First Amendment to Amended and Restated Employment Agreement with Ashley L. Johnson dated October 1, 2002, Ms. Johnson shall serve as Vice President and Special Advisor to the Chairman of CompuCredit until December 31, 2003. Ms. Johnson is entitled to receive an annual base salary of $200,000. Ms. Johnson was entitled to earn a performance based bonus in 2002, but is not entitled to a bonus in 2003. Upon termination of Ms. Johnson's employment agreement on December 31, 2003, no other severance or other benefits will be paid by CompuCredit to Ms. Johnson.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Mattingly, Paumgarten and Rosencrants. None of the members of the Compensation Committee is a current or former officer or employee of CompuCredit or any of its subsidiaries.

RELATED PARTY TRANSACTIONS

        Under a shareholders' agreement that CompuCredit entered into with David G. Hanna, a trust of which David G. Hanna is the sole trustee, Frank J. Hanna, III, a trust of which Frank J. Hanna, III is the sole trustee, Richard R. House, Jr. and Richard W. Gilbert following CompuCredit's initial public offering, (i) if one or more of the shareholders accepts a bona fide offer from a third party to purchase more than 50% of the outstanding Common Stock, each of the other shareholders that are a party to the agreement may elect to sell their shares of Common Stock to the purchaser on the same terms and conditions, and (ii) if shareholders that are a party to the agreement owning more than 50% of the Common Stock propose to transfer all of their shares to a third party, then such transferring shareholders may require the other shareholders that are a party to the agreement to sell all of the shares owned by them to the proposed transferee on the same terms and conditions.

        The Company subleases 7,316 square feet of excess office space to Frank J. Hanna, Jr. for $21.50 per square foot. The sublease rate is the same as the rate that CompuCredit pays on the prime lease. Frank J. Hanna, Jr. is the father of Frank J. Hanna, III and David G. Hanna, who are directors of CompuCredit. David G. Hanna is also CompuCredit's Chairman and Chief Executive Officer. The total rent received by CompuCredit on the sublease in 2002 was approximately $157,000.

        Richard R. House, Jr. and Richard W. Gilbert each indirectly own 13.0% of Visionary Systems, Inc., or VSI, the third party developer of CompuCredit's database management system. During 2002, CompuCredit paid approximately $11.2 million to VSI and its subsidiaries for software development, loan origination, and consulting services. In connection with the purchase of intellectual property, CompuCredit entered into a promissory note of $1.4 million, due and paid in January 2002. During 2001, CompuCredit loaned a subsidiary of VSI $1.0 million for working capital and general corporate purposes. This loan bears interest at the prime rate and is due in January 2005; approximately $1.0 million was outstanding on the loan as of December 31, 2002.

EQUITY COMPENSATION PLAN INFORMATION

        CompuCredit maintains the 1998 Stock Option Plan and the 2000 Stock Option Plan (collectively, the "Plans"), pursuant to which the Company may grant options to purchase shares of the Common Stock to eligible persons. The following table gives information about option awards under the Plans as of the end of the 2002 fiscal year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans previously approved by security holders	2,203,578	$11.08	196,422
Plans not previously approved by security holders	—	—	—
Total	2,203,578	$11.08	196,422

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of CompuCredit's Common Stock as of the Record Date. The information is provided with respect to (1) each person who is known by CompuCredit to own beneficially more than 5% of the outstanding shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (2) each director of CompuCredit, (3) each Named Executive Officer of CompuCredit, and (4) all of the directors and executive officers of CompuCredit as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of common stock subject to options, warrants or other rights to purchase which are currently exercisable or are exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the persons holding such options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding or Preferred Stock outstanding, as applicable.

				Percent of Class
Name	Number of Shares of Common Stock	Number of Shares of Series A Preferred Stock	Number of Shares of Series B Preferred Stock	Common	Preferred A	Preferred B
Becker Capital Management, Inc.(1)	2,451,217			4.8
Bravo Trust One(2)(3)	7,168,957			14.1
Bravo Trust Two(2)(4)	7,168,957			14.1
Gregory J Corona(5)	541,739			1.1
Dimensional Fund Advisors Inc(6)	2,488,261			4.9
Richard W Gilbert(2)	2,840,100			5.6
David G Hanna(2)(7)	14,143,571			27.8
Frank J Hanna, III(2)(8)	14,143,571			27.8
Richard R House, Jr	477,900			*
Deal W Hudson(5)	15,250			*
Ashley L Johnson(9)	90,500			*
Mack F Mattingly(10)	23,742			*
J.P Morgan Corsair II Capital Partners, L.P(11)(13)	3,735,230	19,250		7.3	64.2
J.P Morgan Capital, L.P(12)(13)	3,735,230	5,750		7.3	19.2
Paladin Capital Partners Fund, L.P(14)	526,039	4,808		1.0	16.0
Nicholas B Paumgarten(15)	15,000			*
Rainbow Trust One(2)(3)(16)	547,046		5,000	1.1		50.0
Rainbow Trust Two(2)(4)(17)	547,046		5,000	1.1		50.0
Thomas G Rosencrants(18)	570,175			1.1
Directors and executive officers as a group (10 persons)	32,447,763			63.7

(1)
The address of the indicated holder is 1211 Fifth Avenue, Suite 2185, Portland, Oregon 97204.

(2)
The address of the indicated holders is c/o CompuCredit Corporation, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia 30346.

(3)
Frank J. Hanna, III serves as sole trustee of the trust, whose beneficiaries are Frank J. Hanna, III and members of Frank J. Hanna, III's immediate family.

(4)
David G. Hanna serves as sole trustee of the trust, whose beneficiaries are David G. Hanna and members of David G. Hanna's immediate family.

(5)
Includes 526,039 shares of Common Stock which are currently issuable upon conversion of 4,808 shares of Series A Preferred Stock held by Paladin Capital Partners Fund, L.P. Mr. Corona is a principal and chief financial officer of Paladin General Holdings, LLC, the general partner of Paladin Capital Partners Fund, L.P. Mr. Corona has disclaimed beneficial ownership of the shares held by Paladin Capital Partners Fund, L.P. Also includes currently exercisable options for Mr. Corona to purchase, in his individual capacity, 15,000 shares of Common Stock.

(6)
The address of the indicated holder is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)
Includes 7,168,957 shares of Common Stock held by Bravo Trust Two. Includes 547,046 shares of Common Stock which are currently issuable upon conversion of the 5,000 shares of Series B Preferred Stock held by Rainbow Trust Two. Includes 323,285 shares of Common Stock held by CompuCredit Management Corp., of which David G. Hanna is a 50% owner.

(8)
Includes 7,168,957 shares of Common Stock held by Bravo Trust One. Includes 547,046 shares of Common Stock which are currently issuable upon conversion of the 5,000 shares of Series B Preferred Stock held by Rainbow Trust One. Includes 323,285 shares of Common Stock held by CompuCredit Management Corp., of which Frank J. Hanna, III is a 50% owner.

(9)
Includes currently exercisable options to purchase 25,000 shares of Common Stock.

(10)
Includes currently exercisable options to purchase 23,500 shares of Common Stock.

(11)
The address of the indicated holder is c/o J.P. Morgan & Co. Incorporated, 277 Park Avenue, 45th Floor, New York, New York 10172.

(12)
The address of the indicated holder is c/o J.P. Morgan & Co. Incorporated, 1211 Avenue of the Americas, 39th Floor, New York, New York 10020.

(13)
J.P. Morgan Corsair II Capital Partners, L.P. ("Corsair") is the beneficial owner of 3,735,230 shares of Common Stock. Corsair directly owns 770,000 shares of Common Stock and 19,250 shares of Series A Preferred Stock, which are currently convertible into 2,106,127 shares of Common Stock. Under a co-investment agreement ("Agreement"), J.P. Morgan Capital, L.P. ("Morgan Capital") co-invests side-by-side 23% of every investment made by Corsair. The Agreement provides that Morgan Capital has the same economic rights and obligations as a limited partner in Corsair. Thus Corsair also has voting and investment power over investments made by Morgan Capital pursuant to the Agreement. Morgan Capital directly owns 230,000 shares of Common Stock and 5,750 shares of Series A Preferred Stock which are currently convertible into 629,103 shares of Common Stock. Thus, Corsair has voting and investment power over 3,735,230 shares of Common Stock and is the beneficial owner thereof.

  Morgan Capital is the beneficial owner of 3,735,230 shares of Common Stock. Pursuant to Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, Corsair and Morgan Capital are members of a group and the group is a beneficial owner of shares owned by each group member. Thus Morgan Capital, as a member of the group, is a beneficial owner of 3,735,230 shares of Common Stock of CompuCredit.

(14)
The address of the indicated holder is c/o Paladin Capital Management, LLC, 2001 Pennsylvania Avenue N.W., Washington, D.C. 20006. Includes 526,039 shares of Common Stock which are currently issuable upon conversion of 4,808 shares of Series A Preferred Stock.

(15)
Includes currently exercisable options to purchase 15,000 shares of Common Stock.

(16)
Includes 547,046 shares of Common Stock which are currently issuable upon conversion of the 5,000 shares of Series B Preferred Stock held by Rainbow Trust One.

(17)
Includes 547,046 shares of Common Stock which are currently issuable upon conversion of the 5,000 shares of Series B Preferred Stock held by Rainbow Trust Two.

(18)
Includes 551,675 shares of Common Stock held by Greystone Capital Partners I, L.P. Thomas G. Rosencrants is the chairman and chief executive officer of Greystone Capital Group, LLC, and the general partner of Greystone Capital Partners I, L.P. Mr. Rosencrants has disclaimed beneficial ownership of the shares held by Greystone Capital. Also includes currently exercisable options for Mr. Rosencrants to purchase, in his individual capacity, 18,500 shares of Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires CompuCredit's directors and executive officers, and persons who beneficially own more than 10% of any class of CompuCredit's equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of CompuCredit. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulation to furnish CompuCredit with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to CompuCredit, CompuCredit believes that during the 2002 fiscal year its executive officers, directors and 10% beneficial owners subject to Section 16(a) complied with all applicable filing requirements, except that Gregory J. Corona made two late filings each covering a single transaction, Deal W. Hudson made two late filings each covering a single transaction, and each of Richard R. House, Jr., Mack F. Mattingly, Thomas G. Rosencrants and Nicholas B. Paumgarten made a single late filing each covering a single transaction.

SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES

        The 2004 Annual Meeting of Shareholders is anticipated to be held in May 2004. Under Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act, any proposal that a shareholder intends to be presented at the 2004 Annual Meeting via the proxy statement and form of proxy to be distributed by CompuCredit in connection with the 2004 Annual Meeting, must be received by the Secretary of CompuCredit at CompuCredit's principal executive offices, 245 Perimeter Center Parkway, Suite 600, Atlanta, Georgia 30346 prior to December 5, 2003. However, if the 2004 Annual Meeting is held on a date more than 30 days before or after May 6, 2004, shareholder proposals for the 2004 Annual Meeting must be submitted a reasonable time before CompuCredit begins preparing its proxy materials. Shareholder proposals received after this date will be considered untimely under Rule 14a-8.

        A shareholder of CompuCredit must submit a Notice of Intent to the Secretary of CompuCredit to make a nomination or to bring any other matter directly before the 2004 Annual Meeting. A Notice of Intent must comply with the applicable requirements set forth in CompuCredit's Second Amended and Restated By-laws and must be received after December 7, 2003 and prior to January 6, 2004. Any proposal brought directly before the 2004 Annual Meeting via a Notice of Intent will not be included in next year's proxy statement or form of proxy to be distributed by CompuCredit in connection with the 2004 Annual Meeting. In the event that CompuCredit's 2004 Annual Meeting is called for a date that is not within 60 days before or after May 6, 2004 (the anniversary date of the 2003 Annual Meeting), the Notice of Intent must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

        CompuCredit reserves the right to decline to include in CompuCredit's proxy materials any shareholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein. CompuCredit will furnish copies of the applicable by-law provisions which set forth the requirements for the Notice of Intent upon written request to the Secretary of CompuCredit at the aforementioned address.

COMPUCREDIT CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2003

          The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2003 Annual Meeting of Shareholders of CompuCredit Corporation ("CompuCredit") to be held on May 6, 2003 (the "Annual Meeting") and appoints each of David G. Hanna, Richard R. House, Jr. and Rohit H. Kirpalani as a proxy, each with the power to appoint his substitute, and hereby authorizes each of them to exercise at the Annual Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned's record ownership of shares of Common Stock, Series A Preferred Stock and/or Series B Preferred Stock of CompuCredit. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxycard and described in the Proxy Statement for the Annual Meeting, and, in such proxy holder's discretion, upon any other matters which may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder, and in the discretion of the proxy holder as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.
To elect eight directors for terms expiring at the 2004 Annual Meeting of Shareholders.

  Nominees: David G. Hanna, Richard W. Gilbert, Frank J. Hanna, III, Richard R. House, Jr., Gregory J. Corona, Deal W. Hudson, Mack F. Mattingly and Thomas G. Rosencrants.

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	☐
For all nominees except as noted above
2.
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on reverse side)

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXY CARD TO THE
COMPANY PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:	, 2003
(SEAL)
(SIGNATURE)
(SEAL)
(SIGNATURE)

NOTE: Please sign above exactly as name appears on the Stock Certificate.  If stock is held in the name of two or more persons, all must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 6, 2003
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2003
GENERAL INFORMATION
PROPOSAL ONE: ELECTION OF DIRECTORS
ADDITIONAL INFORMATION
REPORT OF AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS TABLE
RELATED PARTY TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES